EXHIBIT 4.1
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                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

      THIS AMENDMENT NO. 1 (this "Amendment No. 1"), dated as of June 12, 2000, between Tribune Company, a Delaware company (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), amends the Rights Agreement, dated as of December 12, 1997 (the "Rights Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Rights Agreement.

                                    RECITALS

     WHEREAS, the Company and the Rights Agent have executed and entered into the Rights Agreement;

      WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

      WHEREAS, the Company is a party to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 13, 2000, between the Company and The Times Mirror Company;

      WHEREAS, pursuant to the Merger Agreement the Company has agreed to amend the Rights Agreement to permit Chandler Trust No. 1 and Chandler Trust No. 2, and the trustees of each of Chandler Trust No. 1 and Chandler Trust No. 2, to beneficially own Common Shares acquired by them pursuant to the Merger Agreement, or otherwise beneficially owned (as such term is used in the Rights Agreement) by them on June 12, 2000, without becoming an "Acquiring Person" or causing any other adverse consequences under the Rights Agreement so long as they do not impermissibly acquire beneficial ownership of any additional Common Shares after June 12, 2000;

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth above and as provided below;

      NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1. The definition of Acquiring Person in Section 1(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end of the last sentence thereof:

               "Notwithstanding anything in this Agreement to the contrary, neither of the trusts known as the Chandler Trusts, under Trust Agreements dated June 26, 1935 ("Chandler Trust No. 1" and "Chandler Trust No. 2"), nor any of the trustees of Chandler Trust No. 1 or Chandler Trust No. 2 whose beneficial ownership of Common Shares is aggregated with such trusts shall be deemed to be an Acquiring Person so long as such trusts and trustees do not acquire beneficial ownership of any additional
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               Common Shares after June 12, 2000, provided that
               neither Chandler Trust No.1, Chandler Trust No. 2, nor any of the trustees of Chandler Trust No. 1 or Chandler Trust No. 2 whose beneficial ownership of Common Shares is aggregated with such trusts shall be deemed to be an Acquiring Person as a result of the acquisition of beneficial ownership of any additional Common Shares after June 12, 2000 if (i) the Board of Directors of the Company determines in good faith that such additional Common Shares were inadvertently acquired, and such additional Common Shares are divested as promptly as practicable, (ii) such acquisition of additional Common Shares is in connection with the conversion of Company preferred shares as contemplated by the certificates of designation of the Company Series C, Series D-1, or Series D-2 preferred shares or is in connection with a liquidating distribution from TMCT, LLC or TMCT II, LLC, (iii) such acquisition of additional Common Shares is in connection with a corporate transaction approved by the Board of Directors, such as a distribution or dividend to all shareholders, (iv) such acquisition of additional Common Shares is as a result of the grant or exercise of options granted pursuant to any option plan of the Company or the award of any Common Shares or units representing Common Shares as compensation to any current or future trustee of Chandler Trust No. 1 or Chandler Trust No. 2 who is or becomes a member of the Board of Directors or an employee of the Company, (v) such acquisition of additional Common Shares results from Common Shares beneficially owned by a person selected as trustee of Chandler Trust No. 1 or Chandler Trust No. 2 after June 12, 2000 being aggregated with Common Shares beneficially owned by Chandler Trust No. 1, Chandler Trust No. 2 and the other trustees, provided that such additional Common Shares (exclusive of any shares covered by clause (iv) of this sentence or beneficially owned as a result of the grant or exercise of options granted by the Times Mirror Company) shall not exceed shares with an aggregate value of $2,000,000 valued at the time such person becomes a trustee of Chandler Trust No. 1 or Chandler Trust No. 2, or (vi) such acquisition of additional Common Shares by Chandler Trust No. 1 or Chandler Trust No. 2 or the trustees thereof does not exceed shares with an aggregate value of $2,000,000 valued at the time any such shares are acquired, and exclusive of any shares acquired as permitted by clauses (i), (ii),
               (iii), (iv) and (v) of this sentence but inclusive of any shares previously acquired pursuant to this clause
               (vi), and provided further that, notwithstanding anything in this Agreement to the contrary, Common Shares beneficially owned by any beneficiaries of Chandler Trust No. 1 or Chandler Trust No. 2 who are neither trustees nor affiliates of either of such trusts, shall not be aggregated (by virtue of their status as beneficiaries of the trusts or by virtue of their status as "Associates" of the trusts as such status is described in clause (2) of the definition of "Associate" in Rule 12b-2 of the Exchange Act) with Common Shares beneficially owned by such trusts or the trustees thereof for purposes of determining whether any of such beneficiaries, such trusts or such trustees shall be deemed to be an Acquiring Person."


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2. The second sentence of Section 2 of the Rights Agreement is hereby modified and amended by adding the following clause at the end of the sentence, immediately prior to the period: "upon ten (10) days prior written notice to the Rights Agent".

3. Section 2 of the Rights Agreement is hereby modified and amended by adding the following new sentence at the end of the paragraph: "The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such Co-Rights Agent."

4. The second sentence of the first paragraph of Section 18 of the Rights Agreement is hereby modified and amended by adding the word "gross" prior to the word "negligence".

5. Section 20(c) of the Rights Agreement is hereby modified and amended by adding the word "gross" prior to the word "negligence".

6. This amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

7. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

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      IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

                                            TRIBUNE COMPANY

                                            By: /s/ Crane H. Kenney
                                               -------------------------------
                                            Name:   Crane H. Kenney
                                            Title:  Senior Vice President,
                                                     General Counsel and
                                                     Secretary


                                            FIRST CHICAGO TRUST COMPANY
                                              OF NEW YORK

                                            By: /s/ Michael S. Duncan
                                               -------------------------------
                                            Name:   Michael S. Duncan
                                            Title:  Director, Corporate Actions


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